Exhibit (a)(5)(AJ)

Dear Warner Bros. Discovery Shareholder, I am writing to ensure that you have the facts directly from Paramount about our $30 per share all-cash offer to acquire Warner Bros. Discovery. The WBD Board is attempting to force through an inferior transaction with Netflix that is not in your best interest. We need your help to pay a significantly higher value for your shares. WBD is convening a special meeting of shareholders on March 20, 2026, and Paramount is urging you to vote AGAINST the Netflix transaction, which cannot proceed without WBD shareholder approval. Paramount’s offer delivers more value: Paramount’s offer is as straightforward as it gets: $30 in cash is $30 in cash. WBD, on the other hand, is asking you to approve selling your shares without knowing exactly how much you will receive for them. Under the Netflix transaction, WBD shareholders would receive cash consideration per share in a range of $21.23 to a maximum of $27.75, plus shares in Discovery Global. The value of the shares of Discovery Global are highly uncertain because of the to be determined amount of debt that will be put on the company once it is spun off (up to $17 billion). Many experts believe the shares will be worth less than $1. This represents a significant downside risk for YOU as you won’t know what they decide to do until AFTER you vote on the Netflix deal. Paramount offers greater certainty and speed of close Paramount’s offer has a shorter and more certain path to completion than the Netflix transaction. This is because a combination of Paramount and Warner Bros. Discovery would be pro-competitive, pro- consumer and pro-Hollywood. Viewers, creative talent and audiences alike would all benefit from a scaled, more competitive company with expanded theatrical film production and a deep commitment to content creation and theatrical releases. The Netflix transaction, however, faces severe regulatory risks. The acquisition of WBD would further entrench Netflix’s already dominant market position, giving it an estimated 43 percent share of global subscription video-on-demand viewers, more than twice its closest competitor. This concentration will deliver higher prices for consumers, reduce compensation for content creators and talent, and significantly harm American and international theatrical exhibitors. The Netflix transaction has a long timeline to estimated completion — an "outside date" of 21 months – and may not even get across the finish line, leaving your investment at risk. PARAMOUNT IS ASKING WBD SHAREHOLDERS TO VOTE AGAINST THE NETFLIX MERGER PROPOSAL AND TO TENDER THEIR SHARES TO PARAMOUNT'S OFFER

YOU ARE THE OWNERS OF WBD AND HAVE THE FINAL DECISION It is now up to you to defend the value of your investment in WBD. We ask you to: 1) Vote AGAINST the Netflix transaction at the WBD special meeting. 2) Tender your shares into Paramount’s tender offer to register your preference with the WBD Board for Paramount’s superior offer of $30 per share in cash. Sincerely, David Ellison Chairman and Chief Executive Officer Paramount Skydance Corporation Shareholders with questions about how to vote their WBD shares AGAINST the inferior Netflix transaction may contact Paramount’s proxy solicitor Okapi Partners toll-free at (844) 343-2621, at (212) 297-0720 or by email at info@okapipartners.com.WBDPSKYSL12026

Cautionary Note Regarding Forward-Looking Statements

This communication contains both historical and forward-looking statements, including statements related to Paramount Skydance Corporation's ("Paramount") future financial results and performance, potential achievements, anticipated reporting segments and industry changes and developments. All statements that are not statements of historical fact are, or may be deemed to be, "forward-looking statements". Similarly, statements that describe Paramount's objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect Paramount's current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will," "may," "could," "estimate" or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause Paramount's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others:  the outcome of the tender offer by Paramount and Prince Sub Inc. (the "Tender Offer") to purchase for cash all of the outstanding Series A common stock of Warner Bros. Discovery, Inc. ("WBD") or any discussions between Paramount and WBD with respect to a possible transaction (including, without limitation, by means of the Tender Offer, the "Potential Transaction"), including the possibility that the Tender Offer will not be successful, that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; the conditions to the completion of the Potential Transaction or the previously announced transaction between WBD and Netflix, Inc. ("Netflix") pursuant to the Agreement and Plan of Merger, dated December 4, 2025 (as it may be amended or supplemented), among Netflix, Nightingale Sub, Inc., WBD and New Topco 25, Inc. (the "Proposed Netflix Transaction"), including the receipt of any required stockholder and regulatory approvals for either transaction, the proposed financing for the Potential Transaction, the indebtedness Paramount expects to incur in connection with the Potential Transaction and the total indebtedness of the combined company; the possibility that Paramount may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate the operations of WBD with those of Paramount, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the Potential Transaction; risks related to Paramount's streaming business; the adverse impact on Paramount's advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries, including cost increases; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to Paramount's decisions to make investments in new businesses, products, services and technologies, and the evolution of Paramount's business strategy; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of Paramount's content; damage to Paramount's reputation or brands; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and content; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting Paramount's businesses generally, including tariffs and other changes in trade policies; the inability to hire or retain key employees or secure creative talent; disruptions to Paramount's operations as a result of labor disputes; the risks and costs associated with the integration of, and Paramount's ability to integrate, the businesses of Paramount Global and Skydance Media, LLC successfully and to achieve anticipated synergies; volatility in the prices of Paramount's Class B Common Stock; potential conflicts of interest arising from Paramount's ownership structure with a controlling stockholder; and other factors described in Paramount's news releases and filings with the Securities and Exchange Commission (the "SEC"), including but not limited to Paramount's most recent Annual Report on Form 10-K and Paramount's reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that Paramount does not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this report, and Paramount does not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Additional Information

This communication does not constitute an offer to buy or a solicitation of an offer to sell securities. This communication relates to a proposal that Paramount has made for an acquisition of WBD, the Tender Offer that Paramount, through Prince Sub Inc., its wholly owned subsidiary, has made to WBD stockholders, Paramount's solicitation of proxies against the Proposed Netflix Transaction and other proposals to be voted on by WBD stockholders at the special meeting of WBD stockholders to be held to approve the Proposed Netflix Transaction (the "Netflix Merger Solicitation") and/or Paramount’s intention to solicit proxies to elect its slate of director nominees at the 2026 annual meeting of stockholders of WBD. The Tender Offer is being made pursuant to a tender offer statement on Schedule TO (including the offer to purchase, the letter of transmittal and other related offer documents), filed with the SEC on December 8, 2025. These materials, as may be amended from time to time, contain important information, including the terms and conditions of the offer. Subject to future developments, Paramount (and, if a negotiated transaction is agreed, WBD) may file additional documents with the SEC. This communication is not a substitute for any proxy statement, tender offer statement, or other document Paramount and/or WBD may file with the SEC in connection with the Potential Transaction.

Paramount, Prince Sub Inc. and the other participants in the Netflix Merger Solicitation have filed a definitive proxy statement and the accompanying BLUE proxy card with the SEC on February 17, 2026 in connection with the Netflix Merger Solicitation (the "Special Meeting Definitive Proxy Statement"). Paramount may file other proxy solicitation materials in connection therewith or with the 2026 annual meeting of WBD stockholders, or other documents with the SEC.

PARAMOUNT STRONGLY ADVISES ALL STOCKHOLDERS OF WBD TO READ THE SPECIAL MEETING DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATED TO THE PARTICIPANTS IN THE APPLICABLE PROXY SOLICITATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, PARAMOUNT AND THE OTHER PARTICIPANTS IN SUCH PROXY SOLICITATIONS WILL PROVIDE COPIES OF THE APPLICABLE PROXY STATEMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE APPLICABLE PROXY SOLICITOR.

Participants in the Solicitation

The participants in the Netflix Merger Solicitation are Paramount, Prince Sub Inc., certain directors and executive officers of Paramount and Prince Sub Inc., Lawrence Ellison, RedBird Capital Management and The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended. Additional information about the participants in the Netflix Merger Solicitation is available in the Special Meeting Definitive Proxy Statement.